Exhibit (o) under Form N-1A
                                           Exhibit (24) under Item 601/Reg.S-K

                              POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of CCMI Funds and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE



/s/ John F. Donahue                 Chairman and Trustee          June 1, 2001
John F. Donahue                  (Chief Executive Officer)



/s/ J. Christopher Donahue       Executive Vice President         June 1, 2001
J. Christopher Donahue           and Trustee



/s/Peter J. Germain                 President                     June 1, 2001
Peter J. Germain


/s/Richard J. Thomas                Treasurer                     June 1, 2001
Richard J. Thomas                (Principal Financial and
                                  Accounting Officer)


/s/ Thomas G. Bigley                Trustee                       June 1, 2001
Thomas G. Bigley


/s/John T. Conroy, Jr.              Trustee                       June 1, 2001
John T. Conroy, Jr.


SIGNATURES                          TITLE                                 DATE


/s/Nicholas P. Constantakis         Trustee                       June 1, 2001
Nicholas P. Constantakis


/s/John F. Cunningham               Trustee                       June 1, 2001
John F. Cunningham


/s/Lawrence D. Ellis, M.D.          Trustee                       June 1, 2001
Lawrence D. Ellis, M.D.


/s/Peter E. Madden                  Trustee                       June 1, 2001
Peter E. Madden



/s/Charles F. Mansfield, Jr.        Trustee                       June 1, 2001
Charles F. Mansfield, Jr.



/s/ John E. Murray, Jr.             Trustee                       June 1, 2001
John E. Murray, Jr.



/s/Marjorie P. Smuts                Trustee                       June 1, 2001
Marjorie P. Smuts



/s/John S. Walsh                    Trustee                       June 1, 2001
John S. Walsh



Sworn to and subscribed before me this 1st day of June, 2001




/s/Janice L. Vandenberg
Janice L. Vandenberg